EXHIBIT 10.13(c)


                                       MMS
                         Marine Management Systems, Inc.
John DiMenna, Jr.
President
Seaboard Properties Incorporated
Two Stamford Landing
Southfield Avenue
Stamford, Connecticut  06902


RE: Lease Agreement Between Marine Management Systems, Inc. ("Tenant") and Seaboard Stamford Investors Associates LLC ("Landlord").


In reference to the above described Lease Agreement ("Agreement") dated September 21, 1995. In addition to the terms and conditions described therein, Landlord and Tenant agree as follows:

1. Tenant will substitute the two month security deposit with an unconditional letter of credit in the amount of $150,000 designating Landlord as beneficiary against default by the tenant under the said lease. It is understood that the letter of credit will reduce by $7,500 per month starting May 31, 1996 and continue to reduce in amount until liquidated in full by December 31, 1997. The letter of credit will be provided by a financial institution reasonably satisfactory to Landlord and in a form reasonably satisfactory to Landlord.

2. Landlord will credit Tenant's rent account in the amount of $3,000 which will apply toward the first month's rent which first rent is anticipated to be due and payable in April, 1996.

3. At the expiration of the above letter of credit, Tenant will provide Landlord a new letter of credit in the amount of $25,000 to cover the security deposit to the expiration of the lease.

All other terms and conditions of the Agreement remain in full force and effect. Agreed to this _____ day of ____________ 1995.


MARINE MANAGEMENT SYSTEMS, INC.                 SEABOARD PROPERTIES INC.


By:   /s/ Robert D. Ohmes                       By:   /s/ John J. DiMenna, Jr.
   ---------------------------                     ---------------------------


            102 Hamilton Avenue - Stamford, CT 06902 - (203) 327-6404
                    Telex: 996483 - Telefax: (203) 967-2927